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                                                                    EXHIBIT 99.3

                                    PRP, INC.
                          INTERIM FINANCIAL STATEMENTS

                                    PRP, INC.
                                  BALANCE SHEET
                                   (UNAUDITED)

                                                        OCTOBER 31        JANUARY 31,
                                                           1996              1996
                                                      -------------      ------------
ASSETS
Current assets:

   Cash and cash equivalents                          $      83,399       $     77,665
   Other current assets                                      37,926             57,125
                                                      -------------       ------------
     Total current assets                                   121,325            134,790
   Property and equipment, net                              120,407            225,534
   Other assets                                              10,150             20,150
                                                      =============       ============
     Total assets                                     $     251,882       $    380,474
                                                      =============       ============

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities                                    $    134,485       $  3,219,690

Notes Payable                                             3,926,836                 --
Other liabilities                                           575,762                 --

Stockholders' equity:
  Common stock                                               14,300             14,298
  Preferred stock                                            10,993             10,993
  Additional paid-in capital                              8,824,668          8,824,470

  Accumulated deficit                                   (13,235,162)       (11,688,977)
                                                       ------------       ------------
    Total stockholders' deficit                          (4,385,201)        (2,839,216)
                                                       ============       ============
    Total liabilities and stockholders' deficit        $    251,882       $    380,474
                                                       ============       ============


See accompanying notes.



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                                    PRP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
                                   (UNAUDITED)

                                                                                   CUMULATIVE
                                            NINE MONTHS ENDED OCTOBER 31,       FROM INCEPTION
                                                                             FEBRUARY 27, 1984 TO
                                              1996                1995         OCTOBER 31, 1996
                                           -----------        ------------   --------------------
Grant income                               $    61,797          $  113,389        $    61,797
                                           -----------        ------------        -----------
                                                61,797             113,389             61,797
Costs and expenses:
   Research and development                    825,044           1,306,694         10,644,898
   General and administrative                  522,963             525,199          4,670,903
                                           -----------        ------------        -----------

                Loss From Operations        (1,286,210)         (1,718,504)       (15,254,004)

   Loss on Abandonment of Facility                  --                  --           (162,128)
   Officer's Life Insurance Proceeds                --                  --          2,492,187
   Interest expense, net                      (259,975)           (134,003)          (311,217)
                                           -----------        ------------        -----------

Net loss                                   $(1,546,185)        $(1,852,507)      $(13,235,162)
                                           ===========        ============        ===========


See accompanying notes.



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                                    PRP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                                                                                            CUMULATIVE
                                                                       NINE MONTHS ENDED OCTOBER 31,      FROM INCEPTION
                                                                                                       FEBRUARY 27, 1984 TO
                                                                          1996               1995        OCTOBER 31, 1996
                                                                      -----------        ------------  --------------------
OPERATING ACTIVITIES
Net loss                                                              $(1,546,185)       $(1,852,507)      $(13,235,162)
Adjustments to reconcile net loss to net cash used
    by operating activities
   Issuance of debt for services                                               --                 --            516,280
   Issuance of stock for services                                              --                 --            316,160
   Issuance of stock options for rent expense                                  --                 --            255,034
   Depreciation and amortization                                          105,127            112,294            775,789
   Write-off of fixed assets related to the loss on abandonment
     of facility                                                                                                151,263
   Changes in assets and liabilities, net                                (170,928)          (285,660)           146,551
                                                                      -----------        -----------         ----------
     Net cash used by operating activities                             (1,611,986)        (2,025,873)       (11,074,085)
                                                                      -----------        -----------         ----------
INVESTING ACTIVITIES
   Purchase of property and equipment                                          --             (3,331)          (904,947)
   Decrease (increase) in other assets                                     10,000             21,000            (10,150)
                                                                      -----------        -----------         ----------
     Net cash (used in) provided by investing activities                   10,000             17,669           (915,097)
                                                                      -----------        -----------         ----------
FINANCING ACTIVITIES:
   Proceeds from notes payable to related parties                       1,607,520            890,740          3,957,520
   Repayment of note payable to stockholder                                    --                 --                 --
   Proceeds from sale of common stock                                         200            135,263          1,046,338
   Proceeds from exercise of stock options                                                                        1,400
   Proceeds from sale of preferred stock                                       --                 --          7,069,990
   Repurchase of preferred stock                                               --                 --             (2,667)
                                                                      -----------        -----------         ----------
     Net cash provided by financing activities                          1,607,720          1,026,003         12,072,581
                                                                      -----------        -----------         ----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                       5 ,734           (982,201)            83,399
   Cash and cash equivalents at beginning of period                        77,665          1,345,386
                                                                      -----------        -----------         ----------
   Cash and cash equivalents at end of period                         $    83,399        $   363,185         $   83,399
                                                                      ===========        ===========         ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Interest paid                                                      $        --        $        --         $   51,291
                                                                      ===========        ===========         ==========
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
FINANCING ACTIVITIES:
     Issuance of stock for property and equipment                     $        --        $        --         $  145,512
                                                                      ===========        ===========         ==========
     Decrease (increase) in prepaid expenses relating to
       deferred rent expense                                          $        --        $    15,895         $   21,194
                                                                      ===========        ===========         ==========


See accompanying notes.



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                                    PRP, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

1.       OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements have been prepared by PRP, Inc. (the "Company") without audit. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the SEC. In the opinion of the Company's management, all adjustments necessary for a fair presentation of the accompanying unaudited financial statements are reflected herein. All such adjustments are normal and recurring in nature. Interim results are not necessarily indicative of results for the full year. For more complete financial information, these financial statements should be read in conjunction with the Company's audited financial statements.

PRP, Inc. (the Company) was incorporated in the State of Delaware on February 27, 1984. The Company was organized to develop, produce and distribute blood platelet-based health care products.

The Company is in the development stage and is devoting substantially all of its efforts toward product research and development and raising capital. The Company is subject to a number of risks similar to those of other development stage companies, including dependence on key individuals, competition from substitute products and larger companies, the development of commercially usable products and the need to obtain adequate additional financing necessary to fund the development of its products. These factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the uncertainty. The accompanying financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying notes to financial statements.

2.       SUBSEQUENT EVENT

On November 1, 1996, the Company was acquired by Cypress Bioscience, Inc. ("PRP"). As a result of the merger, Cypress Bioscience, Inc. assumed all of the assets and liabilities of PRP. The transaction will be accounted for as a purchase.

In connection with the merger, Cypress Bioscience, Inc. issued to certain debt-holders of PRP, in full satisfaction and settlement of such indebtedness, Cypress Bioscience equity with a total value of approximately $4.5 million.

In addition, the holders of PRP equity securities (including holders of options and warrants of PRP)(the "Equity Holders") will be entitled to receive earn-out payments, if any, on a pro rata basis, on net sales of products developed using PRP's technology acquired by Cypress Bioscience, Inc. in the merger. In addition, in conjunction with obtaining approval from the FDA for the use of Infusible Platelet Membranes ("IPM") for the treatment of thrombocytopenia, Cypress Bioscience, Inc. shall make a payment of $5,000,000 to the Equity Holders, with such payment being in the form of, at Cypress Bioscience's discretion, cash, Company Common Stock or a combination of the two.


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